    As Filed with the Securities and Exchange Commission on October 1, 2002.



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                           YARDVILLE NATIONAL BANCORP
               (Exact name of registrant as specified in charter)

            New Jersey                                    22-2670267
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                 2465 Kuser Road
                           Hamilton, New Jersey 08690
                    (Address of principal executive offices)

           Yardville National Bank Employees' Retirement Savings Plan
                            (Full title of the plan)

                                 Patrick M. Ryan
                      President and Chief Executive Officer
                           YARDVILLE NATIONAL BANCORP
                                 2465 Kuser Road
                           Hamilton, New Jersey 08690
                     (Name and address of agent for service)

                                 (609) 585-5100
          (Telephone number, including area code, of agent for service)
                                   ----------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
Title of securities to be       Amount to be  Proposed Maximum          Proposed Maximum          Amount of
registered                      Registered    Offering Price Per Share  Aggregate Offering Price  Registration
                                (1)           (2)                       (2)                       Fee
------------------------------------------------------------------------------------------------------------------
         Common Stock            250,000           $16.44                  $4,110,000              $378.12
==================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement also covers an indeterminate number of interests offered or sold pursuant to the Yardville National Bank Employees' Retirement Savings Plan (the "Plan"). In addition, pursuant to Rule 416(b) of the 1933 Act, this Registration Statement covers such number of additional shares which may become available for issuance pursuant to the Plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and stock combinations.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the 1933 Act on the basis of the average of the high and low prices reported for shares of common stock of the Registrant on the Nasdaq National Market on September 25, 2002.

                                     PART 1

                  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

                  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

                  Yardville National Bancorp (the "Registrant" or "Company") will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Yardville National Bancorp, 2465 Kuser Road, Hamilton, New Jersey 08690; Attention: Mr. Stephen F. Carman, Treasurer; telephone number (609) 631-6222.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents, as filed with the Commission by the Registrant are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission.

                  (b) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2001, as filed with the Commission.

                  (c) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002 and June 30, 2002, as filed with the Commission.

                  (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 17, 1995.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

                  Statutory Indemnification. Section 14A:3-5 of the New Jersey Business Corporation Act, as amended (the "Act") sets forth the extent to which a corporation may indemnify its directors, officers, employees and agents. More specifically, such law empowers a corporation to indemnify a corporate agent against his or her expenses and liabilities incurred in connection with any proceeding (other than a derivative law suit) involving the corporate agent by reason of his or her being or having been a corporate agent if (a) the corporate agent acted in good faith or in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his or her conduct was unlawful. For purposes of such law, the term "corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. For purposes of this section, "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

                  With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his or her expenses (but not his or her liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his or her being or having been a corporate agent if the agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, only a court can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

                  The corporation may indemnify a corporate agent against his or her expenses in a specific case under Section 14A:3-5(2) of the Act and, unless ordered by a court, under Section 14A:3-5(3) of the Act if a determination is made by any of the following that the applicable standard of conduct was met by such corporate agent: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the stockholders.

                  A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him or her the requested indemnification. In advance of the final disposition of a proceeding, the Board of Directors may direct the corporation to pay an agent's expenses if the agent agrees to repay the expenses in the event that it is ultimately determined that he or she is not entitled to indemnification.

                  The indemnification and advancement of expenses provided by or granted pursuant to the statute do not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification may be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in
Section 14A:2-7(3) of the Act, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

                  Indemnification Pursuant to Restated Certificate of Incorporation of the Registrant. In accordance with the foregoing statutory provision, Article VI of the Company's Restated Certificate of Incorporation provides as follows:

                  "The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement, or vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity; and shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power to purchase and maintain insurance on behalf of any persons enumerated above against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Corporation could have the power to indemnify him against such liability under the provisions under this Article VI."

Item 7.  Exemption from Registration Claimed

None.

Item 8.  Exhibits

Exhibit
Number            Exhibit

23.1              Consent of KPMG LLP.

24.1              Power of Attorney (included on signature page).

                  In accordance with Item 8 of Form S-8, this Registration Statement does not include Exhibit 5 - Opinion regarding Legality, as:

                  1. The Registrant undertakes that the Plan and any amendments thereto have been or will be submitted to the Internal Revenue Service (the "IRS") in a timely manner and all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code have been or will be made.

                  2. Shares issued under the Plan are purchased on the open market.

Item 9. Undertakings.

                  The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton Township, State of New Jersey, on September 30, 2002.

                                     YARDVILLE NATIONAL BANCORP


                                     By: /s/ Patrick M. Ryan
                                         ---------------------------------
                                         Patrick M. Ryan
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jay G. Destribats, Patrick M. Ryan and Stephen F. Carman, and each or any of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his/her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                                       Title                                  Date

/s/ Patrick M. Ryan                       Director, President and Chief Executive Officer     September 30, 2002
---------------------------
Patrick M. Ryan

/s/ Stephen F. Carman
---------------------------               Treasurer, Principal Financial Officer and          September 30, 2002
Stephen F. Carman                         Principal Accounting Officer


/s/ Jay G. Destribats
---------------------------               Chairman of the Board and Director                  September 30, 2002
Jay G. Destribats

/s/ C. West Ayres
---------------------------               Director                                            September 30, 2002
C. West Ayres



               Signature                                       Title                                  Date


/s/ Elbert G. Basolis, Jr.
---------------------------               Director                                            September 30, 2002
Elbert G. Basolis, Jr.

/s/ Lorraine Buklad
---------------------------               Director                                            September 30, 2002
Lorraine Buklad

/s/ Anthony M. Giampetro, M.D.
------------------------------            Director                                            September 30, 2002
Anthony M. Giampetro, M.D.

/s/ Sidney L. Hofing
---------------------------               Director                                            September 30, 2002
Sidney L. Hofing

/s/ Gilbert W. Lugossy
---------------------------               Director                                            September 30, 2002
Gilbert W. Lugossy

/s/ Louis R. Matlack
---------------------------               Director                                            September 11, 2002
Louis R. Matlack

/s/ Martin Tuchman
---------------------------               Director                                            September 30, 2002
Martin Tuchman

/s/ F. Kevin Tylus
---------------------------               Director                                            September 11, 2002
F. Kevin Tylus

/s/ Christopher S. Vernon
---------------------------               Director                                            September 30, 2002
Christopher S. Vernon



                  The Plan. Pursuant to the requirements of the 1933 Act, the Administrator of the Yardville National Bank Employees' Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton Township, State of New Jersey, on September 30, 2002.


                       YARDVILLE NATIONAL BANK EMPLOYEES'
                       RETIREMENT SAVINGS PLAN

                       By:  Yardville National Bancorp, Plan Administrator


                       By:  /s/ Patrick M. Ryan
                            ---------------------------------------------------
                            Patrick M. Ryan, President, Chief Executive Officer and Director (Principal Executive Officer)

                                INDEX TO EXHIBITS

Exhibit
Number            Document

23.1              Consent of KPMG LLP.

24.1              Power of Attorney (included on signature page).